UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 3, 2003

NaPro BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-243201 (Commission File Number)	84-1187753 IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W Boulder, Colorado 80301 (Address of principal executive offices and Zip Code)

(303) 516-8500 (Registrant’s telephone number, including area code)

Item 7.   Financial Statements and Exhibits.

                (c)           Exhibits.

No.	Description

99.1

NaPro BioTherapeutics, Inc. investor presentation materials to be used by the Company’s executives at meetings with investors, stockholders and analysts beginning November 3, 2003 and to be used from time to time thereafter

Item 9. Regulation FD Disclosure.

                On November 3, 2003, the Company’s executives began meetings with investors, stockholders and analysts.  A copy of the presentation materials that were used at those meetings and which are to be used from time to time thereafter is filed as Exhibit 99.1 hereto.  The Company is not undertaking to update these presentation materials.  This report should not be deemed an admission as to the materiality of any information contained in the presentation materials. The information in this Item is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2003

NAPRO BIOTHERAPEUTICS, INC.

By:	/s/ Gordon H. Link, Jr. Gordon H. Link, Jr. Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1

NaPro BioTherapeutics, Inc. investor presentation materials to be used by the Company’s executives at meetings with investors, stockholders and analysts beginning November 3, 2003 and to be used from time to time thereafter